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                                                                    EXHIBIT 99.1
                          [FORM OF FRONT OF PROXY CARD]

                       GASONICS INTERNATIONAL CORPORATION
             SPECIAL MEETING OF STOCKHOLDERS -- _________ ___, 2000
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, revoking all prior proxies, hereby appoints Dave
Toole and Asuri Raghavan as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the Special Meeting of Stockholders of GaSonics International Corporation at the offices of the Company located at 2730 Junction Avenue San Jose, California 95134-1909, on _________ ___, 2000, at 9:00 a.m. PST, and at any adjournment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgement on any matters which may properly come before the Special Meeting, all as indicated in the Notice of Special Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES ON PROPOSAL 2.

        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                          [FORM OF BACK OF PROXY CARD]

Dear Stockholder:

        Please take note of the important information enclosed with this Proxy Card. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope. Your vote must be received prior to the Special Meeting of Stockholders, to be held on _________ ___, 2000. Thank you in advance for your prompt consideration of these matters.

Sincerely, GaSonics International Corporation

The Board of Directors recommends a vote FOR the proposal outlined below.

        1. To adopt the Agreement and Plan of Reorganization, dated as of October 25, 2000, among GaSonics, Novellus Systems, Inc. and Neptune Acquisition-Sub, Inc., a wholly-owned subsidiary of Novellus Systems, Inc. Under the reorganization agreement, Neptune Acquisition-Sub, Inc. will merge with and into GaSonics and GaSonics will survive the merger as a wholly-owned subsidiary of Novellus Systems, Inc. In the merger, holders of outstanding shares of common stock of GaSonics will receive 0.52 of a share of common stock of Novellus Systems, Inc. for each share of GaSonics common stock.

                  [   ] FOR         [   ] AGAINST         [   ] ABSTAIN

        2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the special meeting or any adjournment(s) of the special meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [   ]

        Please sign exactly as your name(s) appear(s) on the books of GaSonics International Corporation. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the stockholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

Signature                                              Date
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Signature                                              Date
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